                                                                     EXHIBIT 4.1

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT
AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND
PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REQUIRED APPROVALS FOR TRANSFER, CERTAIN OTHER RESTRICTIONS ON TRANSFER AND CERTAIN RESTRICTIONS ON THE ACTIONS OF THE HOLDER, ALL OF WHICH RESTRICTIONS ARE BINDING ON TRANSFEREES. COPIES OF THE AGREEMENT COVERING THE FOREGOING MATTERS AND RESTRICTING THE TRANSFER OF SUCH SECURITIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF
THE CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.


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                             CARRIZO OIL & GAS, INC.

                          Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                             Carrizo Oil & Gas, Inc.

                                Certificate No. 4

         FOR VALUE RECEIVED, CARRIZO OIL & GAS, INC., a Texas corporation (the "Company"), hereby certifies that JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED PARTNERSHIP, a Delaware limited partnership ("JEDI II"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined), the Warrant Shares (as hereinafter defined) at a price per share equal to the Exercise Price (as defined below), This Warrant (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") is issued to the Holder (as hereinafter defined) pursuant to the Stock Purchase Agreement (as defined below) and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided.


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         Section 1. DEFINITIONS. The following terms, as used herein, have the following respective meanings:

         "Closing Date" means January 8, 1998 or such other date as may be agreed upon by the parties.

         "Combined Warrant Shares" means the Warrant Shares combined with the "Warrant Shares" (as defined under the ECT Warrant).

         "Common Stock" means the Company's common stock, par value $.01 per share.

         "Company" is defined in the introductory paragraph of this Warrant.

         "Date of Issuance" means January 8, 1998.

         "ECT Warrant" means the Warrant issued to Enron Capital & Trade Resources Corp. on the Date of Issuance which originally upon exercise entitled the holder thereof to purchase from the Company 250,000 shares of Common Stock and which following amendment of such Warrant in December 1999 entitled the holder to purchase from the Company 62,500 shares of Common Stock.

         "Exercise Period" means the period of time between 12:01 a.m. (Houston, Texas time) of January 8, 1999 and 5:00 p.m. (Houston, Texas time) on January 8, 2005.

         "Exercise Price" means an amount, per share, equal to $4.00. The Exercise Price shall be subject to adjustment, as set forth in Section 4.

         "Holder" means JEDI II and its permitted assignees.

         "Market Value" of shares of Common Stock on any day means the average of the high and low reported sales prices regular way of a share of Common Stock on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of Common Stock on such Trading Day, in either case on the Nasdaq National Market, or if the shares of Common Stock are not quoted on such Nasdaq National Market on such Trading Day, the average of the high and low reported sales prices regular way on such Trading Day of a share of Common Stock on the principal national securities exchange on which the shares of Common Stock are listed, or if the shares of Common Stock are not so listed, the average of the closing bid and asked prices of a share of Common Stock in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Company, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of Common Stock as determined by nonbinding negotiation, mediation and arbitration as contemplated in Section 10. 12 of the Stock Purchase Agreement provided that (a) the "Market Value" of any share of Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such Common Stock shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined in good faith by the Board of Directors of the Company and (b) the "Market Value" of any share of Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to such shares of Common Stock in shares of Common Stock shall appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

         "Net Warrant Shares" is defined in paragraph 2(a) of this Warrant.

         "Person" means any individual or individuals, a partnership, a corporation, a company, a limited liability company, an association, a joint-stock company, a trust, a joint venture, an unincorporated organization, any other form of legal entity, or a governmental. authority.

         "Required Holders" means the holders of more than 50% of all Combined Warrant Shares then outstanding (assuming the full exercise of all Warrants plus the ECT Warrant).

         "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of January 8, 1998, between the Company, Enron Capital & Trade Resources Corp. and JEDI II, as such agreement shall be modified, amended and supplemented and in effect from time to time.

         "Trading Day" means each weekday other than any day on which shares of Common Stock are not traded on the Nasdaq National Market or in the over-the-counter market.

         "Warrants" is defined in the introductory paragraph of this Warrant.

         "Warrant Shares" means the shares of Common Stock (or amount of other property) equal to the number of shares of Common Stock, as adjusted from time to time pursuant to the terms hereof, which would be received upon the exercise of all or any portion of this Warrant, which, at the Date of Issuance, was equal to 750,000 shares of Common Stock and which following amendment of this Warrant in December 1999, was equal to 187,500 shares of Common Stock.

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Section 2.        EXERCISE OF WARRANT, CANCELLATIONS OF WARRANT.

                  (a) This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period. The Holder shall have the right to exercise this Warrant by:

                           (i) presentation and surrender hereof to the Company
                  at its principal office at the address set forth in Section 11, with the duly executed Purchase Form annexed hereto as Exhibit A; and

                           (ii)     either (at the option of the Holder):

                                    (A) paying the Exercise Price (1) in cash,
                           (2) by certified or official bank check payable to the order of the Company, or (3) by the surrender to the Company of Series A Preferred Stock of the Company (each share thereof being valued for purposes hereof as having a value equal to $100 per share plus any accrued and unpaid dividends thereon), or

                                    (B) exercising this Warrant for the number
                           of Net Warrant Shares to be determined as follows:
                           Net Warrant Shares = [WS x (SP-EP)]/SP (the "Net Warrant Shares"). "WS" is the number of Warrant Shares issuable upon exercise of the Warrants in question. "SP" is the average of the Market Value of the Common Stock during the 20 Trading-Day period preceding the date of exercise. "EP" shall mean the Exercise Price.

                           Upon exercise of this Warrant as aforesaid, the
                  Company shall as promptly as practicable, and in any event within 3 business days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares or Net Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder. In the event that the Holder exercises the Warrant pursuant to Section 2(a)(ii)(A), then it shall be a condition of such exercise that the Holder deliver a certificate to the Company in the form of Exhibit A.

                           (b) Notwithstanding the aforementioned rights of the
                  Holder, the Holder may also request from the Company and, upon consent and approval of the Company (which consent and approval may be withheld in the Company's sole discretion) and presentation and surrender hereof to the Company at its principal office at the address set forth in Section 12, receive a cash payment for the current value of each Warrant (known as the In-the-Money Option). For the purposes of this Section 2(b), the amount of the cash payment for each Warrant surrendered shall be determined as described by the following formula: Cash Payment = (SP-EP).

Section 3.        EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT

         This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall not be entitled to transfer or assign all or any portion of its interest in (and rights under) this Warrant during the first two years following the Closing Date providing however that the restriction on transfer contemplated in this Section 3 shall not apply to any transfer between Holder and any affiliate of Holder. After the expiration of two years from the Closing Date, subject to the provisions of the Stock Purchase Agreement, the Holder of this Warrant shall be entitled to transfer or assign all or any portion of its interest in (and rights under) this Warrant to any Person or Persons without the consent or approval of the Company. Subject to the foregoing, upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed, the Company shall, without charge, execute and deliver a new Warrant or Warrants representing such portion of the Holder's interest as has been assigned in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled; provided, however, Holder shall use reasonable efforts in any transfer of this Warrant to effectuate such transfer in a way to minimize or avoid transfer taxes on such transfer. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

Section 4. ANTIDILUTION PROVISIONS. Each of the number of Warrant Shares purchasable pursuant hereto and the Exercise Price shall be subject to adjustment from time to time as provided in this Section 4.



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                  (a) STOCK DIVIDENDS, SPLITS AND RECLASSIFICATIONS. In case the
         Company shall at any time after the Date of Issuance (i) pay a dividend of shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or distribute other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (x) the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or would have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and (y) the Exercise Price shall be adjusted to equal the Exercise
         Price immediately prior to the adjustment multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after such adjustment. The adjustment made pursuant to this Section 4(a) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

                  For the purpose of this Section 4(a) and Sections 4(b) and
         (c) below the term "shares of Common Stock" means (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4(a), the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

                  (b) BELOW MARKET VALUE STOCK ISSUANCES. Except for antidilution adjustments which are provided for under Sections 4(a) or
         (c) hereof, in case the Company shall at any time after the Date of Issuance issue or sell any shares of its Common Stock (or rights, options, warrants or convertible securities containing the right to subscribe or exchange for, convert into or purchase Common Stock (collectively "Options")) for no consideration or for consideration less than the average Market Value during the five Trading days preceding such sale, except upon

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



         the sale of any securities of the Company (i) in a public offering of such securities for cash that is registered with the Securities and Exchange Commission; (ii) in a private placement of securities in which there is a discount to average Market Value during the 5 Trading days preceding such placement with respect to such securities, to the extent such discount is (A) attributable to the illiquidity of or restrictions on transfer of such securities as determined in good faith by the Company's Board of Directors and described in a resolution of the Board of Directors provided to the Holder and (B) no more than 20% of average Market Value during the 5 Trading days preceding such placement; (iii) in connection with any stock option plan, stock purchase plan or any other "employee benefit plan" as such term is defined in Section 3(3) of ERISA including but not limited to, any employee benefit plan that may be exempted from some or all of the provisions of ERISA; which plan is for the benefit of employees, former employees, independent contractors, consultants or agents of the Company; (iv) any merger, share exchange, consolidation, liquidation or other business combination approved by the requisite vote of the shareholders of the Company; (v) any exercise of the Warrants; or (vi) the exercise of Options for which an adjustment has already occurred under the Warrants, then (x) the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such date and issuable pursuant to securities of the Company outstanding on such date that are exercisable or exchangeable for or convertible into shares of Common Stock plus the number of shares which the aggregate purchase price of the total number of shares of Common Stock so sold or of the Options so sold would purchase at such average Market Value during the five Trading days preceding such sale and the denominator of which shall be the number of shares of Common Stock outstanding on such date and issuable pursuant to securities of the Company outstanding on such date that are exercisable or exchangeable for or convertible into shares of Common Stock plus the number of additional shares of Common Stock so sold or issuable pursuant to the Options so sold, and (y) the number of shares of Common Stock purchasable pursuant to this Warrant shall be correspondingly increased by multiplying such number of shares by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the new Exercise Price in effect immediately after such adjustment. Any such adjustments shall become effective immediately after the issuance of such shares of Common Stock so sold or the issuance of such Options so sold. Upon the expiration of any Options for which an adjustment was made under this Section 4(b) upon the sale thereof, the Exercise Price, to the extent the Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the number of shares of Common Stock, if any, actually issued or sold upon the exercise of such Options, and (ii) the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, or sale of all such Options whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance or sale of such Options. If any Options for which an adjustment was made under this Section 4(b) upon the sale thereof by its terms provides, with the passage of time or otherwise, for any increase or decrease in the amount of additional consideration payable to the Company or increase or decrease in the number of shares of Common Stock issuable upon such exercise or conversion or exchange (by change of rate or otherwise) (other than in either case by action of antidilution provisions), upon the occurrence of any such increase or decrease, the Exercise Price shall be readjusted to reflect such increase or decrease insofar as it affects rights of acquisition, exchange or conversion which have not theretofore expired. In the event of an issuance of Options, the determination of whether such issuance is at less than Market Value shall be made at the time of the issuance of such Options rather than at the time of the issuance of the Common Stock underlying such Options. Notwithstanding anything to the contrary contained herein, no adjustments shall be made under this paragraph in connection with any private placement of securities or exercise of warrants issued in such private placement, to the extent that a portion of the proceeds thereof are used by the Company to fund the payment under the Stock Purchase Agreement among the Company, Sundance Assets, L.P., Joint Energy Development Investments II Limited Partnership and Enron North America Corp. dated December 1, 1999.

                  (c) REORGANIZATION, MERGER, ETC. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (except for other antidilution adjustments which are provided for under Section 4(a)), any consolidation, merger or business combination of the Company with another corporation or the sale or conveyance of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore, purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions of this Section 4(c), the Holder may be entitled to receive.

                  (d) STATE ON WARRANT. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated in Section 1 hereof.

                  (e) EXCEPTION TO ADJUSTMENT. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder or to the Exercise Price in the case of the issuance of the Warrants or the issuance of shares of the Common Stock (or other securities) upon exercise of the Warrants. No adjustment in the number of Warrant Shares purchasable pursuant to the Warrant or to the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent of the Exercise Price or an increase or decrease of at least one percent in the number of Warrant Shares then purchasable upon the exercise of the Warrant or, if the Warrant is not then exercisable, the number of Warrant Shares purchasable upon the exercise of the Warrant on the first date thereafter that the Warrant become exercisable; provided, however, that any adjustments which by reason of this subsection (e) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                  (f) TREASURY SHARES. The number of shares of the Common Stock outstanding at any time shall not include treasury shares or shares owned or held by or for the account of the Company and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.

                  (g) ADJUSTMENT NOTICES TO THE HOLDER. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the adjusted Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

                  (h) COMPUTATION OF CONSIDERATION. For the purposes of Section 4(b), the following shall be used to determine the consideration received or deemed received by the Company in connection with the issuance of shares of Common

         Stock or Options covered by Section 4(b) (including in determining "consideration less than Market Value" and "aggregate purchase price" as such terms are used therein):

                           (i) Irrespective of the accounting treatment of such consideration, the consideration for the issuance of any shares of Common Stock or Options,

                                    (A) insofar as it consists of cash, shall be
                           computed at the gross amount of cash received by the Company;

                                    (B) insofar as it consists of property
                           (including securities) other than cash, shall be computed as of the date immediately preceding such issuance at the fair market value of such consideration as determined in good faith by, and evidenced by a duly adopted resolution of, the Board of Directors of the Company; and

                                    (C) if shares of Common Stock or Options are
                           issued together with other stock or securities or other assets of the Company for a consideration which covers both, shall be the portion of such consideration so received, computed as provided in clauses (A) and (B) above, allocable to such shares of Common Stock or Options all as determined in good faith by, and evidenced by a duly adopted resolution of, the Board of Directors of the Company.

                           (ii) Irrespective of the accounting treatment of such
                  consideration, Options covered by Section 4(b) shall be deemed to have been issued for a consideration per share equal to the quotient of

                                    (A) the total amount, if any, received and
                           receivable by the Company as consideration for the issuance of the Options in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution (except as specifically provided in Section 4(b))) payable to the Company upon the exercise, conversion or exchange in full of such Options, divided by

                                    (B) the maximum number of shares of Common
                           Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution (except as specifically provided in

                           Section 4(b))) issuable upon the exercise, conversion or exchange of such Options.

         Section 5. NOTIFICATION BY THE COMPANY. In case at any time while this Warrant remains outstanding:

                  (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock for which the Warrant may be exercised; or

                  (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

                  (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

                  (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 7 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidating or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

         Section 6. NO VOTING OR DIVIDEND RIGHTS: LIMITATIONS OF LIABILITY. Prior to exercise, this Warrant will not entitle the Holder to any rights as a shareholder of the Company including without limitation, voting rights, the right to call meetings, consent or receive notices as a shareholder in respect of any meeting all of which rights and duties expressly disclaimed and waived by the Holder. No dividends are payable or will accrue on this Warrant or the Warrant Shares until, and except to the extent that, this Warrant is exercised. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

         Section 7. GOVERNMENTAL CONSENTS. In the event the Company reasonably believes and informs the Holder in writing that the exercise of the Warrant may cause a violation or conflict with any provision of, or require any filing or unobtained consent, authorization or approval under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder, then this Warrant shall not be exercised in whole or in part until the Holder shall have delivered to the Company a written assurance or a legal opinion reasonably satisfactory to the Company that such violation, conflict or requirement shall not occur or be required.

         Section 8.  AMENDMENT AND WAIVER.

                  (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with the written consent of the Company and the Required Holders or, as to this Warrant only, with the written consent of the Company and the then current Holder.

                  (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         Section 9. NO FRACTIONAL WARRANT SHARES. The Company shall not be required to issue stock certificates representing fractions of Warrant Shares, but in respect of any fraction of a Warrant Share may, at its option, either make a payment in cash based on the Market Value of the Common Stock on the Trading Day immediately preceding the applicable date of exercise or conversion of the Warrants or round the number of Warrant Shares issued up to the nearest number of whole Warrant Shares, based upon the rounding convention of rounding up to the nearest whole number any amount which is .5 or larger.

         Section 10. QUOTATION ON NASDAQ. The Company shall have the Warrant Shares listed for quotation on The Nasdaq National Market on or before the date of the first anniversary of the Closing Date, and the Company will file any and all agreements, forms and other documents, including, without limitation, The Nasdaq National Market

Notification Form for Listing of Additional Shares and take all other action necessary for the listing of the Warrant Shares on or before such anniversary date. Company shall maintain the designation and quotation, or listing, of its Common Stock on the Nasdaq National Market (or on the New York Stock Exchange or the American Stock Exchange) until the later to occur of (i) the date on which none of the Preferred Stock remains outstanding (as defined in the Stock Purchase Agreement) and (ii) the date on which none of the Warrants, the ECT Warrant or Combined Warrant Shares remain outstanding.

         Section 11. RESERVATION OF WARRANT SHARES. The Company shall authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

         Section 12. NOTICES. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, coming into effect 3 days after receipt of such notice, the address (and telecopy number) for the Holder and the Company are:

         If to Holder:        Joint Energy Development Investments II
                              Limited Partnership
                              1400 Smith Street
                              Houston, Texas 77002
                              Attn: Donna W. Lowry
                              Phone:     (713) 853-1939
                              Facsimile: (713) 646-4039 or (713) 646-4946

         If to Company:       Carrizo Oil & Gas, Inc.
                              14811 St. Mary's Lane, Suite 148
                              Houston, Texas 77079
                              Attn: S.P. Johnson IV
                              Phone:     (281) 496-1352
                              Facsimile: (281) 496-0884

         With copies to:      Baker & Botts, L.L.P.
                              3000 One Shell Plaza
                              Houston, Texas 77002
                              Attn: Gene Oshman
                              Phone:     (713) 229-1234
                              Facsimile: (713) 229-1522

         Section 13. SECTION AND OTHER HEADINGS. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

         Section 14. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 15. BINDING EFFECT. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         Section 16. COMPLIANCE WITH SECURITIES LAWS. By its acceptance of this Warrant, the Holder recognizes and agrees that the transfer of both the Warrants and the Warrant Shares are subject to restrictions on transfer contained in the Stock Purchase Agreement and such restrictions are binding and effective on the Holder and any purchaser, assignee, transferee or pledgee to the same degree as if stated in their entirety herein.

         Section 17. SHORT SELLING. By acceptance of this Warrant, the Holder agrees that it will not create a "short position" in the Common Stock at any time during the two (2) years following the Closing Date. For purposes hereof, a "short position" shall be deemed to have been maintained or created by Holder if Holder (i) enters into a "short sale" (as such term is defined in Rule 3b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or sells "short against the box" (as that term is generally understood), (ii) purchases a put option to sell shares of Common Stock or (iii) enters into a derivative or other similar transaction whereby Holder will be compensated (or receive economic benefit) in the event of a decline in the price of Common Stock; provided, however, that such term shall not include any short sales effective at any time the Company (i) is in breach in any material respect of any representation, warranty or covenant under any Basic Document (as defined in the Stock Purchase Agreement) or (ii) has failed to redeem any Series A Preferred Stock following a request for redemption.

         Section 18. INFORMATION. In connection with any exercise of the Warrants pursuant to Section 2 hereof, the Company agrees to answer questions on behalf of the Holder relating to and will otherwise discuss the terms and conditions of the offering of the Warrant Shares and the other information set forth in the SEC Documents and the Company's business, management and financial affairs; further, the Company shall provide the Holder with all current SEC Documents. The failure of the Company to comply with the preceding sentence shall release the Holder from the requirement of making the representation in clauses b(i) and (ii) of Exhibit A to this Warrant.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of December 15, 1999.

                                       CARRIZO OIL & GAS, INC.



                                       By: /s/ S. P. JOHNSON IV
                                           -------------------------------------
                                       Name:   S. P. Johnson IV
                                       Title:  President

                                    EXHIBIT A
                                       TO
                                     WARRANT

                                  PURCHASE FORM

                          To Be Executed by the Holder
                        Desiring to Exercise a Warrant of
                             Carrizo Oil & Gas, Inc.

         The undersigned holder hereby exercises the right to purchase _____ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price of such shares, in the amount of $____________ . If the exercise hereof is made pursuant to Section 2(a)(ii)(A) of the Warrant, the undersigned warrants to the Company that (a) the undersigned holder (i) is acquiring the Securities and the Warrant Shares for its own account and not with a view to the public resale of all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act and (ii) acknowledges that the Securities and the Warrant Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available and (b) that the undersigned holder (i) has received a copy of the SEC Documents (as defined in the Stock Purchase Agreement) and has had a reasonable opportunity to ask questions relating to and otherwise discuss the terms and conditions of the offering of the Warrant Shares and the other information set forth in the SEC Documents and the Company's business, management and financial affairs with the Company's management, customers and other parties, and the undersigned holder has received satisfactory responses to its inquiries; provided, however, that the Company may not have released certain confidential information; (ii) has relied solely upon the representations in the Basic Documents and in the SEC documents in making the decision to invest in the Securities; and (iii) is an "accredited investor" as such term is defined in SEC Regulation D.

                                      Name of Holder:


                                      -----------------------------------------

                                      Signature:
                                                -------------------------------
                                      Title:
                                            -----------------------------------
                                      Address:
                                              ---------------------------------

                                              ---------------------------------

                                              ---------------------------------

Dated:
      --------------------------------

                                    EXHIBIT B
                                       TO
                                     WARRANT

                                 ASSIGNMENT FORM

                          To Be Executed by the Holder
                        Desiring to Transfer a Warrant of
                             Carrizo Oil & Gas, Inc.

         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto _________________________ the right to purchase _________ shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.

                                      Name of Holder:


                                      -----------------------------------------

                                      Signature:
                                                -------------------------------
                                      Title:
                                            -----------------------------------
                                      Address:
                                              ---------------------------------

                                              ---------------------------------

                                              ---------------------------------

Dated:
      --------------------------------

In the presence of


--------------------------------------

                                     NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.

                                                                     EXHIBIT 4.1


--------------------------------------------------------------------------------

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REQUIRED APPROVALS FOR TRANSFER, CERTAIN OTHER RESTRICTIONS ON TRANSFER AND CERTAIN RESTRICTIONS ON THE ACTIONS OF THE HOLDER, ALL OF WHICH RESTRICTIONS ARE BINDING ON TRANSFEREES. COPIES OF THE AGREEMENT COVERING THE FOREGOING MATTERS AND RESTRICTING THE TRANSFER OF SUCH SECURITIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUESTS MADE BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

--------------------------------------------------------------------------------


                             CARRIZO OIL & GAS, INC.

                          Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                             Carrizo Oil & Gas, Inc.

                                Certificate No. 5

         FOR VALUE RECEIVED, CARRIZO OIL & GAS, INC., a Texas corporation (the "Company"), hereby certifies that SUNDANCE ASSETS, L.P. ("SUNDANCE"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined), the Warrant Shares (as hereinafter defined) at a price per share equal to the Exercise Price (as defined below). This Warrant (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") is issued to the Holder (as hereinafter defined) pursuant to the Stock Purchase Agreement (as defined below) and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided.

         Section 1. DEFINITIONS. The following terms, as used herein, have the following respective meanings:

         "Closing Date" means January 8, 1998 or such other date as may be agreed upon by the parties.

         "Combined Warrant Shares" means the Warrant Shares combined with the "Warrant Shares" (as defined under the JEDI II Warrant).

         "Common Stock" means the Company's common stock, par value $.01 per share.

         "Company" is defined in the introductory paragraph of this Warrant.

         "Date of Issuance" means November 30, 1999.

         "Exercise Period" means the period of time between 12:01 a.m. (Houston, Texas time) on November 30, 1999 and 5:00 p.m. (Houston, Texas time) on January 8, 2005.

         "Exercise Price" means an amount per share, equal to $4.00. The Exercise Price shall be subject to adjustment, as set forth in Section 4.

         "Holder" means Sundance and its permitted assignees.

         "JEDI II Warrant" means the Warrant issued to Joint Energy Development Investments II Limited Partnership on the Date of Issuance which originally upon exercise entitled the holder thereof to purchase from the Company 750,000 shares of Common Stock and which following amendment of such Warrant in December 1999 entitled the holder to purchase from the Company 187,500 shares of Common Stock.

         "Market Value" of shares of Common Stock on any day means the average of the high and low reported sales prices regular way of a share of Common Stock on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of Common Stock on such Trading Day, in either case on the Nasdaq National Market, or if the shares of Common Stock are not quoted on such Nasdaq National Market on such Trading Day, the average of the high and low reported sales prices regular way on such Trading Day of a share of Common Stock on the principal national securities exchange on which the shares of Common stock are listed, or if the shares of Common Stock are not so listed, the average of the closing bid and asked prices of a share of Common Stock in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Company, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of Common Stock as determined by nonbinding negotiation, mediation and arbitration as contemplated in Section 10.12 of the Stock Purchase Agreement provided that (a) the "Market Value" of any share of Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such Common Stock shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined in good faith by the Board of Directors of the Company and (b) the "Market Value" of any share of Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) outstanding shares of Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to such shares of Common Stock in shares of Common Stock shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

         "New Warrant Shares" is defined in paragraph 2(a) of this Warrant.

         "Person" means any individual or individuals, a partnership, a corporation, a company, a limited liability company, an association, a joint-stock company, a trust, a joint venture, an unincorporated organization, any other form of legal entity, or a governmental authority.

         "Required Holders" means the holders of more than 50% of all Combined Warrant Shares then outstanding (assuming the full exercise of all Warrants plus the JEDI II Warrant).

         "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of January 8, 1998, between the Company, Sundance and Joint Energy Development Investments II Limited Partnership, as such agreement shall be modified, amended and supplemented and in effect from time to time.

         "Trading Day" means each weekday other than any day on which shares of Common Stock are not traded on Nasdaq National Market or in the over-the-counter market.

         "Warrants" is defined in the introductory paragraph of this Warrant.

         "Warrant Shares" means the shares of Common Stock (or amount of other property) equal to the number of shares of Common Stock, as adjusted from time to time pursuant to the terms hereof, which would be received upon the exercise of all or any portion of this Warrant, which, at the Date of Issuance, was equal to 250,000 shares of Common Stock and which following amendment of this Warrant in December 1999, was equal to 62,500 shares of Common Stock.

         Section 2. EXERCISE OF WARRANT: CANCELLATIONS OF WARRANT.

                  (a) This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period. The Holder shall have the right to exercise this Warrant by:

                  (i.) Presentation and surrender hereof to the Company at its principal office at the address set forth in Section 12, with the duly executed Purchase Form annexed hereto as Exhibit A; and

                  (ii.) Either (at the option of the Holder):

                           (A) Paying the Exercise Price (1) in cash, (2) by
certified or official bank check payable to the order of the Company, or (3) by the surrender to the Company of Series A Preferred Stock of the Company (each share thereof being valued for purposes hereof as having a value equal to $100 per share plus any accrued and unpaid dividends thereon), or

                           (B) Exercising this Warrant for the number of Net
Warrant Shares to be determined as follows: Net Warrant Shares = [WS x (SP-EP)]/SP (the "Net Warrant Shares"). "WS" is the number of Warrant Shares issuable upon exercise of the Warrants in question. "SP" is the average of the Market Value of the Common Stock during the 20 Trading-Day period preceding the date of exercise. "EP" shall mean the Exercise Price.

         Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within 3 business days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares or Net Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder. In the event that the Holder exercises the Warrant pursuant to Section 2 (a)(ii)(A), then it shall be a condition of such exercise that the Holder delivers a certificate the Company in the form of Exhibit A.

         (b) Notwithstanding the aforementioned rights of the Holder, the Holder may also request from the Company and, upon consent and approval of the Company (which consent and approval may be withheld in the Company's sole discretion) and presentation and surrender hereof to the Company at its principal office at the address et forth in Section 12, receive a cash payment for the current value of each Warrant (known as the In-the-Money Option). For the purpose of this
Section 2(b), the amount of the cash payment for each Warrant surrendered shall be determined as described by the following formula: Cash Payment = (SP-EP).

         Section 3. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.

         This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall not be entitled to transfer or assign all or any portion of its interest in (and rights under) this Warrant during the first two years following the Closing Date providing however that the restriction on transfer contemplated in this Section 3 shall not apply to any transfer between Holder and any affiliate of Holder. After the expiration of two years from the Closing Date, subject to the provisions of the Stock Purchase Agreement, the Holder of this Warrant shall be entitled to transfer or assign all or any portion of its interest in (and rights under) this Warranty to any Person or Persons without the consent or approval of the Company. Subject to the foregoing, upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed, the Company shall, without charge, execute and deliver a new Warrant or Warrants representing such portion of the Holder's interest as has been assigned in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be cancelled; provided however, Holder shall use reasonable efforts in any transfer of this Warrant to effectuate such transfer in a way to minimize or avoid transfer taxes on such transfer. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 4. ANTIDILUTION PROVISIONS. Each of the number of Warrant Shares purchasable pursuant hereto and the Exercise Price shall be subject to adjustment from time to time as provided in this Section 4.

                  (a) STOCK DIVIDENDS, SPLITS AND RECLASSIFICATIONS. In case the Company shall at any time after the Date of Issuance (i) pay a dividend of shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or distribute other assets in reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (x) the securities purchasable pursuant hereto shall be adjusted to the number of

Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or would have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and (y) the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to the adjustment multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after such adjustment. The adjustment made pursuant to this Section 4(a) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

         For the purpose of this Section 4(a) and Sections 4(b) and (c) below, the term "shares of Common Stock" means (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4(a), the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

         (b) BELOW MARKET VALUE STOCK ISSUANCES. Except for antidilution adjustments which are provided for under Sections 4(a) or (c) hereof, in case the Company shall at any time after the Date of Issuance issue or sell any shares of its Common Stock (or rights, options, warrants or convertible securities containing the right to subscribe or exchange for, convert into or purchase Common Stock (collectively "Options")) for no consideration or for consideration less than the average Market Value during the five Trading days preceding such sale, except upon the sales of any securities of the Company (I) in a public offering of such securities for cash that is registered with the Securities and Exchange Commission; (ii) in a private placement of securities in which there is a discount to average Market Value during the 5 Trading days preceding such placement with respect to such securities, to the extent such discount is (A) attributable to the illiquidity or restrictions on transfer of such securities as determined in good faith by the Company's Board of Directors and described in a resolution of the Board of Directors provided to the Holder and (B) no more than 20% of average Market Value during the 5 Trading days preceding such placement; (iii) in connection with any stock option plan, stock purchase plan or any other "employee benefit plan" as such term is defined in
Section 3 (3) of ERISA
including but not limited to, any employee benefit plan that may be exempted from some or all of the provisions of ERISA, which plan is for the benefit of employees, former employees, independent contractors, consultants or agents of the Company; (iv) any merger, share exchange, consolidation, liquidation or other business combination approved by the requisite vote of the shareholders of the Company; (v) any exercise of the Warrants, then (x) the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such date and issuable pursuant to securities of the Company outstanding on such date that are exercisable or exchangeable for or convertible into shares of Common Stock plus the number of shares which the aggregate purchase price of the total number of shares of Common Stock so sold or of the Options so sold would purchase at such average Market Value during the five Trading days preceding such sale and the denominator of which shall be the number of shares of Common Stock outstanding on such date and issuable pursuant to securities of the Company outstanding on such date that are exercisable or exchangeable for or convertible into shares of Common Stock plus the number of additional shares of Common Stock so sold or issuable pursuant to the Options so sold, and (y) the number of shares of Common Stock purchasable pursuant to this Warrant shall be correspondingly increased by multiplying such number of shares by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the new Exercise Price in effect immediately after such adjustment. Any such adjustments shall become effective immediately after the issuance of such shares of Common Stock so sold or the issuance of such Options so Sold. Upon the expiration of any Options for which an adjustment was made under this Section 4(b) upon the sale thereof, the Exercise Price, to the Extent the Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the number of Common Stock, if any, actually issued or sold upon the exercise of such Options, and (ii) the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance or sale of all such Options whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance or sale of such Options. If any Options for which an adjustment was made under this Section 4(b) upon the sale thereof by its terms provides, with the passage of time or otherwise, for any increase or decrease in the amount of additional consideration payable to the Company or increase or decrease in the number of shares of Common Stock issuable upon such exercise or conversion or exchange (by change of rate or otherwise) (other than in either case by action of antidilution provisions), upon the occurrence of any such increase or decrease, the Exercise Price shall be readjusted to reflect such increase or decrease insofar as it affects rights of acquisition, exchange or conversion which have not theretofore expired. In the event of an issuance of Options, the determination of whether such issuance is at less than Market Value shall be made at the time of the issuance of such Options rather than at the time of the issuance of the Common Stock underlying such Options. Notwithstanding anything to the contrary contained herein, no adjustments shall be made under this paragraph in connection with any private placement of securities or exercise of warrants issued in such private placement, to the extent that a portion of the proceeds thereof are used by the Company to fund the payment under the Stock Purchase Agreement among the Company, Sundance Assets, L.P., Joint Energy Development Investments II Limited Partnership and Enron North America Corp. dated December 1, 1999.

         (c) REORGANIZATION, MERGER, ETC. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (except for other antidilution adjustments which are provided for under section 4(a)), any consolidation, merger or business combination of the Company with another corporation or the sale or conveyance of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for share of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant an in lieu of the Warrant Shares immediately theretofore, purchasable and receivable upon the exercise of this Warrant such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions of this
Section 4(c), the Holder may be entitled to receive.

         (d) STATE ON WARRANT. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated in Section 1 hereof.

         (e) EXCEPTION TO ADJUSTMENT. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder or to the Exercise Price in the case of the issuance of the Warrants or the issuance of shares of Common Stock (or other securities) upon exercise of the Warrants. No adjustment in the number of Warrant Shares purchasable pursuant to the Warrant or to the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent of the Exercise Price or an increase or decrease of at least one percent in the number of Warrant Shares then purchasable upon the exercise of the Warrant or, if the Warrant is not then exercisable, the number of Warrant Shares purchasable upon the exercise of the Warrant on the first date thereafter that the Warrant become exercisable; provided, however, that any adjustments which by reason of this subsection (e) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

         (f) TREASURY SHARES. The number of shares of the Common Stock outstanding at any time shall not include treasury shares or shares owned or held by or for the account of the Company and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purpose of this
Section 4.

         (g) ADJUSTMENT NOTICES TO THE HOLDER. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the adjusted Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

         (h) COMPUTATION OF CONSIDERATION. For the purposes of Section 4(b), the following shall be used to determine the consideration received or deemed received by the Company in connection with the issuance of shares of Common Stock or Options covered by Section 4(b) (including in determining "consideration less than Market Value" and "aggregate purchase price" as such terms are used therein):

                  (i) Irrespective of the accounting treatment of such consideration, the consideration for the issuance of any shares of Common Stock or Options,

                           (A) Insofar as it consists of cash, shall be computed
                  at the gross amount of cash received by the Company;

                           (B) Insofar as it consists of property (including
                  securities) other than cash, shall be computed as of the date immediately preceding such issuance at the fair market value of such consideration as determined in good faith by, and evidenced by a duly adopted resolution of, the Board of Directors of the Company; and

                           (C) If shares of Common Stock or Options are issued
                  together with other stock or securities or other assets of the Company for a consideration which covers both, shall be the portion of such consideration so received, computed as provided in clauses (A) and (B) above, allocable to such shares of Common Stock or Options all as determined in good faith by, and evidenced by a duly adopted resolution of, the Board of Directors of the Company.

                  (ii.) Irrespective of the accounting treatment of such consideration, Options covered by Section 4(b) shall be deemed to have been issued for a consideration per share equal to the quotient of

                           (A) The total amount, if any, received and receivable
                  by the Company as consideration for the issuance of the Options in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution (except as specifically provided in Section 4(b)) payable to the Company upon the exercise, conversion or exchange in full of such Options, divided by

                           (B) The maximum number of shares of Common Stock (as
                  set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution (except as specifically provided in Section 4(b)) issuable upon the exercise, conversion or exchange of Options.

         Section 5. NOTIFICATION BY THE COMPANY. In case at any time while this Warrant remains outstanding:

                  (a) The Company shall declare any dividend or make any distribution upon its Common Stock or any other class of it capital stock for which the Warrant may be exercised; or

                  (b) The Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

                  (c) The Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

                  (d) Actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

Then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 7 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock or record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidating or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

                  Section 6. NO VOTING OR DIVIDEND RIGHTS; LIMITATIONS OF LIABILITY. Prior to exercise, this warrant will not entitle the Holder to any rights as a shareholder of the Company including without limitation, voting rights, the right to call meetings, consent or receive notices as a shareholder in respect of any meeting all of which rights and duties expressly disclaimed and waived by the Holder. No dividends are payable or will accrue on the Warrant or the Warrant Shares until, and except to the extent that, this Warrant is exercised. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

                  Section 7. GOVERNMENTAL CONSENTS. In the event the Company reasonably believes and informs the Holder in writing that the exercise of the Warrant may cause a violation or conflict with any provision of, or require any filing or unobtained consent, authorization or approval under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder, then this Warrant shall not be exercised in whole or in part until the Holder shall have delivered to the Company a written assurance or a legal opinion reasonably satisfactory to the Company that such violation, conflict or requirement shall not occur to be required.

                  Section 8. AMENDMENT AND WAIVER.

                  (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, no shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies, which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with the written consent of the Company and the Required Holders or, as to this Warrant only, with the written consent of the Company and the then current Holder.

                  (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         Section 9. NO FRACTIONAL WARRANT SHARES. The Company shall not be required to issue stock certificates representing fractions of Warrant Shares, but in respect of any fraction of a Warrant Share may, at its option, either make a payment in cash based on the Market Value of the Common Stock on the Trading Day immediately preceding the applicable date of exercise or conversion of the Warrants or round the number of Warrant Shares issued up to the nearest number of whole Warrant Shares, based upon the rounding convention of rounding up to the nearest whole number any amount which is .5 or larger.

         Section 10. QUOTATION ON NASDAQ. The Company shall have the Warrant Shares listed for quotation on the Nasdaq National Market on or before the date of the first anniversary of the Closing Date, and the Company will file any and all agreements, forms and other documents, including, without limitation, The Nasdaq National Market Notification Form for Listing of Additional Shares and take all other action necessary for the listing of the Warrant Shares on or before such anniversary date. Company shall maintain the designation and quotation, or listing, of its Common Stock on the Nasdaq National Market (or on the New York Stock Exchange or the American Stock Exchange) until the later to occur of (i) the date on which none of the Preferred Stock remains outstanding (as defined in the Stock Purchase Agreement) and (ii) the date on which none of the Warrants, the JEDI II Warrant or Combined Warrant Shares remain outstanding.

         Section 11. RESERVATION OF WARRANT SHARES. The Company shall authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

         Section 12. NOTICES. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, coming into effect 3 days after receipt of such notice, the address (and telecopy number) for the Holder and the Company are:

                  If to Holder:          Sundance Assets, L.P.
                                         c/o Wilmington Trust Company
                                         Rodney Square North
                                         1100 North Market Street
                                         Wilmington, Delaware 19890
                                         Attn:  Corporate Trust Administration

                  If to Company:         Carrizo Oil & Gas, Inc.
                                         14811 St. Mary's Lane, Suite 148
                                         Houston, Texas 77079
                                         Attn:  S.P. Johnson IV
                                         Phone: (281) 496-1352
                                         Facsimile:  (281) 496-0884

                  With copies to:        Baker & Botts, L.L.P.
                                         3000 One Shell Plaza
                                         Houston, Texas 77002
                                         Attn:  Gene Oshman
                                         Phone:  (713) 229-1234
                                         Facsimile:  (713) 229-1522

         Section 13. SECTION AND OTHER HEADINGS. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

         Section 14. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 15. BINDING EFFECT. The terms and provisions of this Warrant shall insure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         Section 16. COMPLIANCE WITH SECURITIES LAWS. By its acceptance of this Warrant, the Holder recognizes and agrees that the transfer of both the Warrants and the Warrant Shares are subject to restrictions on transfer contained in the Stock Purchase Agreement and such restrictions are binding and effective on the Holder and any purchaser, assignee, transferee or pledgee to the same degree as if stated in their entirety herein.

         Section 17. SHORT SELLING. By acceptance of this Warrant, the Holder agrees that it will not create a "short position" in the Common Stock at any time during the two (2) years following the Closing Date. For purposes hereof, a "short position" shall be deemed to have been maintained or created by Holder if Holder (i) enters into a "short sale" (as such term is defined in Rule 3b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or sells "short against the box" (as that term is generally understood), (ii) purchases a put option to sell shares of Common Stock or (iii) enters into a derivative or other similar transaction whereby Holder will be compensated (or receive economic benefit) in the event of a decline in the price of Common Stock; provided, however, that such term shall not include any short sales effective at any time the Company (i) is in breach in any material respect of any representation, warranty or covenant under any Basic Document (as defined in the Stock Purchase Agreement) or (ii) has failed to redeem any Series A Preferred Stock following a request for redemption.

         Section 18. INFORMATION. In connection with any exercise of the Warrants pursuant to Section 2 hereof, the Company agrees to answer questions on behalf of the Holder relating to and will otherwise discuss the terms and conditions of the offering of the Warrant Shares and the other information set forth in the SEC Documents and the Company's business, management and financial affairs; further, the Company shall provide the Holder with all current SEC Documents. The failure of the Company to comply with the preceding sentence shall release the Holder from the requirement of making the representation in clauses b (i) and (ii) of Exhibit A to this Warrant.

IN WITNESS WHEREOF, the Company has executed this Warrant as of December 15,
1999.

                                            CARRIZO OIL & GAS, INC.



                                            By:  /s/ S. P. JOHNSON IV
                                                 -------------------------
                                            Name:    S. P. Johnson IV
                                            Title:   President

                                    EXHIBIT A
                                       TO
                                     WARRANT

                                  PURCHASE FORM

                          To Be Executed by the Holder
                        Desiring to Exercise a Warrant of
                             Carrizo Oil & Gas, Inc.


                  The undersigned holder hereby exercises the right to purchase ______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price of such shares, in the amount of $___________. If the exercise hereof is made pursuant to Section 2(a)(ii)(A) of the Warrant, the undersigned warrants to the Company that (a) the undersigned holder (i) is acquiring the Securities and the Warrant Shares for its own account and not with a view to the public resale of all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act and (ii) acknowledges that the Securities and the Warrant Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available and (b) that the undersigned holder (i) has received a copy of the SEC Documents (as defined in the Stock Purchase Agreement) and has had a reasonable opportunity to ask questions relating to and otherwise discuss the terms and conditions of the offering of the Warrant Shares and the other information set forth in the SEC Documents and the Company's business, management and financial affairs with the Company's management, customers and other parties, and the undersigned holder has received satisfactory responses to its inquiries; provided, however, that the Company may not have released certain confidential information; (ii) has relied solely upon the representations in the Basic Documents and in the SEC Documents in making the decision to invest in the Securities; and (iii) is an "accredited investor" as such term is defined in SEC Regulation D.


                                  Name of Holder:



                                  --------------------------------------

                                  Signature:
                                            ----------------------------
                                  Title:
                                        --------------------------------
                                  Address:
                                          ------------------------------

                                          ------------------------------

                                          ------------------------------

Dated
     --------------------------------

                                    EXHIBIT B
                                       TO
                                     WARRANT

                                 ASSIGNMENT FORM

                          To Be Executed by the Holder
                        Desiring to Transfer a Warrant of
                             Carrizo Oil & Gas, Inc.



         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto ___________________ the right to purchase ______ shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.




                                  Name of Holder:



                                  --------------------------------------

                                  Signature:
                                            ----------------------------
                                  Title:
                                        --------------------------------
                                  Address:
                                          ------------------------------

                                          ------------------------------

                                          ------------------------------

Dated
     --------------------------------

In the presence of

---------------------------

                                     NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.